Exhibit 99.1

Quarterly Earnings and
Supplemental Financial Disclosure

Quarter and Year to Date Ended
June 30, 2013
(Unaudited)

Investor Relations

Chad C. Braun	Mary Trupia
Chief Financial Officer/Chief Operating Officer	Vice President - Investor Services
(713) 860-4924	(713) 860-4935
cbraun@amreit.com	mtrupia@amreit.com

8 Greenway Plaza, Suite 1000
Houston, TX 77046

Table of Contents	Page #
Safe Harbor and Risk Factors	3
Corporate Profile	3
Earnings Release	4
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10

Summary of Operating Results
Funds from operations	11
Core funds from operations	11
Adjusted funds from operations	11
Same-store property analysis	12
Summary of capital expenditures	14
Rental income from operating leases	14
Advisory services income – related party	14

Capitalization Data
Equity capitalization	15
Debt capitalization	15
Debt statistics	15
Outstanding debt and terms	16
Interest expense detail	16

Wholly Owned Property and Tenant Information
Property table	17
Top 25 tenants	19
Retail leasing summary for comparable leases	20
Lease expiration table	21
Lease distribution table	21

Significant Investments	22
Definitions	23

Safe Harbor and Risk Factors:

          This Supplemental Financial Information package contains forward-looking statements within the meaning of the federal securities laws, including statements related to full year 2013 Core FFO and FFO financial projections stated herein. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Many factors may materially affect the actual results, including demand for our properties, changes in rental and occupancy rates, changes in property operating costs, interest rate fluctuations, and changes in local and general economic conditions. While forward-looking statements reflect AmREIT’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, AmREIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact AmREIT’s future results, performance or transactions, see the section entitled “Risk Factors” in AmREIT’s final prospectus supplement dated July 16, 2013, filed with the Securities and Exchange Commission on July 16, 2013 and other risks described in documents subsequently filed by AmREIT from time to time with the Securities and Exchange Commission.

          This Supplemental Financial Information package contains historical information of the Company and is intended to supplement the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2013. All financial information in this Supplemental Financial Information package is shown in thousands, except for per share data and share information.

Corporate Profile:

          We are a full service, vertically integrated and self-administered REIT that owns, operates, acquires and selectively develops and redevelops primarily neighborhood and community shopping centers located in high-traffic, densely populated, affluent areas with high barriers to entry, which we refer to as Irreplaceable CornersTM. We seek to own properties in major cities in the United States that contain submarkets with characteristics comparable to our existing markets. Our shopping centers are often anchored by strong national and local retailers, including supermarket chains, drug stores and other necessity-based retailers. Our remaining tenants consist primarily of specialty retailers and local restaurants. We have elected to be taxed as a REIT for federal income tax purposes.

          Our current investment focus is predominantly concentrated in the affluent, high-growth submarkets of Houston, Dallas, San Antonio, Austin and Atlanta (collectively, our Core Markets), which represent five of the top population and job growth markets in the United States. We believe these metropolitan areas are compelling real estate markets given their favorable demographics, robust job growth and large and diverse economies. The primary economic drivers in these markets are transport and utilities (including energy), government (including defense), education and healthcare, professional and business services, and leisure and hospitality. We intend to continue to acquire additional properties within these Core Markets. Our targeted properties will include premier retail frontage locations in high-traffic, highly populated, affluent areas with high barriers to entry.

           As of June 30, 2013, our portfolio consisted of 32 wholly-owned properties with approximately 1.4 million square feet of GLA, which was 95.1% occupied with a weighted average remaining lease term of 4.9 years. Our neighborhood and community shopping centers accounted for 91.3% of our annualized base rent as of June 30, 2013, with our single-tenant retail properties accounting for the remaining 8.7% of our annualized base rent. In addition to our portfolio, we control and manage an additional 18 properties with approximately 2.6 million square feet of GLA through our Advised Funds with an undepreciated book value of $532 million as of June 30, 2013.

Corporate Office:

8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(800) 888-4400
(713) 850-0498 (fax)
www.amreit.com

FOR IMMEDIATE RELEASE

FOR INFORMATION CONTACT:
Chad C. Braun (cbraun@amreit.com)
AmREIT, (713) 850-1400

AmREIT REPORTS SECOND QUARTER RESULTS AND
THIRD QUARTER DIVIDEND

HOUSTON, August 6, 2013 – AmREIT, Inc. (NYSE:AMRE) (“AmREIT” or the “Company”), today announced financial results for the second quarter ended June 30, 2013 and dividends for the third quarter ended September 30, 2013.

Second Quarter and Year-to-Date Highlights:

Financial Results

•

Core Funds from Operations (“Core FFO”) available to common stockholders for the second quarter of 2013 was $4.1 million, or $0.25 per share, compared to $3.7 million, or $0.32 per share for the comparable period in 2012. For the six months ended June 30, 2013, Core FFO was $8.4 million, or $0.52 per share, compared to $7.3 million, or $0.63 per share for the comparable six month period in 2012.

•

FFO available to common stockholders for the second quarter of 2013 was $4.0 million, or $0.25 per share, compared to $3.7 million, or $0.32 per share for the comparable period in 2012. For the six months ended June 30, 2013, FFO was $8.1 million, or $0.50 per share, compared to $7.3 million, or $0.63 per share for the comparable six month period in 2012. Included in FFO for the three and six months ended June 30, 2013 were $126,000 and $290,000, respectively, in acquisition costs related to the MacArthur Park joint venture with Goldman Sachs and the Fountain Oaks acquisition, which were completed in March and June of 2013, respectively.

•

Net income available to common stockholders for the second quarter of 2013 was $981,000, or $0.06 per share, compared to $1.4 million, or $0.12 per share, for the same period in 2012. For the six months ended June 30, 2013, net income was $9.4 million, or $0.59 per share, compared to $2.7 million, or $0.23 per share for the comparable six month period in 2012. Included in net income for the six months ended June 30, 2013 was a $7.7 million gain on sale related to the sale of AmREIT’s MacArthur Park Property into the joint venture with Goldman Sachs.

FFO and Core FFO are non-GAAP supplemental earnings measures that AmREIT considers meaningful in measuring its operating performance. Further explanation and a reconciliation of FFO and Core FFO to net income is attached to this press release.

Portfolio Results

•

In the second quarter of 2013, same-store net operating income (“NOI”) increased 2.8% over the same period in the prior year. For the six months ended June 30, 2013, same-store NOI increased 2.0% over the same period in the prior year.

•

Portfolio occupancy as of June 30, 2013 was 95.1%, a decrease of approximately 160 basis points as compared to portfolio occupancy of 96.7% as of December 31, 2012. The primary driver behind this decrease in occupancy is the acquisition of Fountain Oaks, which was 89% occupied as of June 30, 2013 and the vacancy at Courtyard at Post Oak, which was 30% occupied as of June 30, 2013. On a leased basis, which includes leases that have been executed but where rent has not yet commenced, the portfolio was 96.0% leased as of June 30, 2013, with anticipated rent commencement during the remainder of 2013.

•

During the second quarter of 2013, AmREIT signed 21 leases for 57,972 square feet of gross leasable area, including both new and renewal leases. Of these, 17 leases, or 51,500 square feet, were comparable leases. Cash leasing spreads, which is the new leasing rate per square foot compared to the expiring leasing rate per square foot, increased 7.3%. On a GAAP basis, which includes the effects of straight-line rent, leasing spreads increased 14.5%. For the six months ended June 30, 2013, AmREIT signed 37 leases for 92,513 square feet of gross leasable area, including both new and renewal leases. Of these, 30 leases, or 78,974 square feet, were comparable leases. Cash leasing spreads increased 10.7%. On a GAAP basis, leasing spreads increased 17.5%.

NOI and same store NOI are non-GAAP supplemental earnings measures that AmREIT considers meaningful in measuring its operating performance. Further explanation and a reconciliation of NOI and same store NOI to net income are attached to this press release.

Dividends

•

AmREIT also announced today that the Company’s Board of Directors has approved a regular quarterly cash dividend of $0.20 per share. The dividend will be paid on September 30, 2013 to all common stockholders of record at the close of business on September 20, 2013.

Acquisitions and Dispositions

•

On June 25, 2013, AmREIT completed the acquisition of Fountain Oaks Shopping Center, a 160,600 square foot Kroger-anchored shopping center in the north Buckhead submarket of Atlanta, Georgia. Average household incomes within a one-mile radius of Fountain Oaks are $96,771, and there are approximately 31,887 households within a three-mile radius of the property. Fountain Oaks was acquired for approximately $27.7 million, is unencumbered, and was funded with borrowings under AmREIT’s unsecured revolving credit facility.

•

On March 26, 2013, AmREIT entered into a joint venture agreement with Goldman Sachs pursuant to which AmREIT contributed equity in its MacArthur Park property to a single-purpose entity in exchange for a 30% interest in the joint venture, and Goldman Sachs contributed cash for a 70% interest in the joint venture. The joint venture entity concurrently purchased the contiguous property to the north known as MacArthur Park Phase I, excluding a Target store, for approximately $25.5 million and placed mortgage financing on the combined property of $43.9 million. Upon closing the transaction, AmREIT received net cash proceeds of approximately $35.6 million, which it used to repay borrowings under its unsecured revolving credit facility. AmREIT will continue to manage and lease MacArthur Park on behalf of the joint venture and will retain a right of first offer to acquire the project in the future, after a lock-out period.

Equity Offering

•

On June 21, 2013, AmREIT filed a shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”) registering the offer and sale, from time to time, of up to $350 million of securities, which was declared effective by the SEC on July 1, 2013.

•

On July 19, 2013 AmREIT completed the public underwritten offering of 3,450,000 shares of common stock, including 450,000 shares sold pursuant to the exercise of the underwriter’s over-allotment option, at a public offering price of $18.25 per share. The offering generated net proceeds of approximately $60 million, after deducting the underwriting discount and estimated offering expenses. AmREIT used a portion of the net proceeds to repay borrowings under its unsecured revolving credit facility and to acquire the underlying land on our Preston Royal East property. AmREIT intends to use the remaining proceeds to fund a portion of the acquisition of Woodlake Square, which was placed under contract on July 15, 2013, from its joint venture partner and two of its advised funds, and for general corporate purposes.

“As I look back on the past twelve months, I am gratified that we have met or exceeded the objectives we set forth during our IPO, and we now turn our attention to the next chapter of our growth,” said H. Kerr Taylor, Chairman and Chief Executive Officer of AmREIT. “We will continue to strive to unlock value for our stockholders. First, we remain focused on maximizing our internal growth of portfolio operations. We believe our Irreplaceable CornerTM portfolio will continue to put up strong numbers. Second, we expect to deliver steady growth in our core markets. As a local sharpshooter, we know our markets very well and believe we can grow our portfolio with discipline at a pace which will give us an advantage. Third, we anticipate a continued benefit from our Advised Fund platform as we have in the past year. Its continued growth should drive recurring fee income and acquisition opportunities in the future. And finally, we will strive to continue to deliver organic growth through incremental redevelopment at projects like Uptown Park in Houston, Texas.”

Guidance

•	AmREIT has adjusted its full year guidance to take into account the issuance of 3.45 million shares of common stock on July 19, 2013:

	Projected 2013 Range
	High	Low
Core FFO	$1.03	$0.98
FFO	$0.96	$0.91

The changes to AmREIT’s full year guidance are strictly a result of the equity offering. As such, the decrease in the guidance is a result of the additional 3.45 million shares outstanding, partially offset by a decrease in interest expense.

Other Activities

•	AmREIT held its 2013 Annual Meeting of Stockholders at 10:00 AM Central Daylight Time on April 18, 2013.

•

At the 2013 Annual Meeting of Stockholders, AmREIT’s stockholders approved, among other items, two charter amendments that, when taken together, had the effect of exchanging all of AmREIT’s issued and unissued shares of Class A common stock into shares of Class B common stock, on a one-for-one basis. AmREIT then renamed its Class B common stock to common stock, which are listed on the New York Stock Exchange.

Subsequent Events

•	On July 17, 2013, AmREIT acquired the underlying land on its Preston Royal East property for a purchase price of $15 million.

•

On July 15, 2013, AmREIT entered into a purchase and sale agreement with VIF II/AmREIT Woodlake, LP, a joint venture between AEW, AmREIT and two of its advised funds, to purchase the Woodlake Square Shopping Center, a grocery-anchored shopping center located in Houston, Texas, for a purchase price of $41.6 million. The retail shopping center contains approximately 161,000 square feet of gross leasable area and major tenants include Randalls, Walgreens and Jos. A. Bank. Average household incomes within a one-mile radius of Woodlake Square are $72,183, and there are 83,551 households within a three-mile radius of the property.

Conference Call

AmREIT will hold its quarterly conference call to discuss the results of its year to date and second quarter of 2013 on Wednesday, August 7, 2013, at 10:00 a.m. Central Daylight Time (11:00 a.m. Eastern Daylight Time). To participate in the quarterly conference call, please call 1-888-317-6016 approximately 10 minutes before the scheduled start time. The conference call will be recorded and a replay of the call will be available via webcast shortly after the call concludes.

The conference call will also be webcast live at www.amreit.com and can be accessed under the Investors tab of the Company’s website. A telephonic replay of the conference call will be available for 14 days following the conference call. To access the telephonic replay of the conference call, dial 1-877-344-7529 and enter passcode 10030167.

Supplemental Financial Information

Further details regarding AmREIT’s results of operations, properties, and tenants are attached to this press release and can be accessed at the Company’s web site at www.amreit.com.

Non-GAAP Financial Disclosure

This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT’s performance. AmREIT’s definitions and calculations of non-GAAP financial measures may differ from those used by other equity REITs, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

Funds From Operations (FFO)

AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. NAREIT defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and impairment charges on properties held for investment, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. NAREIT recommends that extraordinary items not be considered in arriving at FFO. AmREIT calculates FFO in accordance with this definition.

Most industry analysts and equity REITs, including AmREIT, consider FFO to be an appropriate supplemental non-GAAP financial measure of operating performance because, by excluding gains or losses on dispositions, impairment charges and depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income by itself as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that uses historical cost accounting is insufficient by itself.

Additionally, AmREIT considers Core FFO, which adjusts FFO for items that do not reflect ongoing operations, such as acquisition expenses, non-recurring intangible asset write-offs and recoveries, expensed issuance costs and gains on the sale of real estate held for resale, to be a meaningful performance measurement. The computation of FFO in accordance with NAREIT’s definition includes certain items such as acquisition costs, issuance costs and gains on sale of real estate held for resale that management believes are not indicative of AmREIT’s ongoing results and therefore affect the comparability of our period-over-period performance with similar REITs. Accordingly, management believes that it is helpful to investors to adjust FFO for such items. There can be no assurance that FFO or Core FFO presented by AmREIT is comparable to similarly titled measures of other REITs. FFO and Core FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.

Projected FFO and Core FFO are calculated in a method consistent with historical FFO and Core FFO, and AmREIT considers projected FFO and Core FFO to be an appropriate supplemental measure when compared with projected earnings per share. A reconciliation of the projected FFO and Core FFO to projected earnings per share is provided below:

	Updated Projected 2013 Range
	High	Low
Net income	$0.74	$0.69
Gain on sale - investment	(0.43)	(0.43)
Depreciation and amortization	0.61	0.61
Depreciation and amortization for non-consolidated affiliates	0.04	0.04
FFO available to stockholders	$0.96	$0.91
Acquisition costs	0.06	0.06
Write off of below market ground lease	0.01	0.01
Core FFO available to stockholders	$1.03	$0.98

Net Operating Income (NOI)

AmREIT believes that NOI is a useful measure of its operating performance. AmREIT defines NOI as operating revenues (rental income, tenant recovery income, percentage rent, excluding straight-line rental income and amortization of acquired above- and below-market rents) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line rent bad debt expense). Other REITs may use different methodologies for calculating NOI, and accordingly, AmREIT’s NOI may not be comparable to other REITs.

AmREIT believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. AmREIT uses NOI to evaluate its performance on a property-by-property basis because NOI allows it to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on its operating results. However, NOI should only be used as a supplemental measure of its financial performance.

About AmREIT

AmREIT believes it has one of the highest quality grocery and drugstore anchored retail portfolios in the REIT sector. AmREIT’s 29 year-old established platform has localized acquisition, operation and redevelopment expertise in the most densely populated and affluent submarkets of five of the top markets in the U.S.: Houston, Dallas, San Antonio, Austin and Atlanta. Texas is one of the best performing economies in the country and 92% of AmREIT’s income for the year ended December 31, 2012 was generated by its properties located in this market. AmREIT’s management team has in-depth knowledge and extensive relationship advantages within its markets. AmREIT’s portfolio was 95.1% occupied as of June 30, 2013, and its top five tenants include Kroger, Landry’s, CVS/Pharmacy, H-E-B and Publix. AmREIT also has access to an acquisition pipeline through its Advised Funds, which include value add joint ventures with three leading institutional investors who partner with the company as local experts. AmREIT’s common stock is traded on the New York Stock Exchange under the symbol “AMRE.” For more information, please visit www.amreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to full year 2013 Core FFO and FFO financial projections stated herein. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect AmREIT’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, AmREIT disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact AmREIT’s future results, performance or transactions, see the section entitled “Risk Factors” in AmREIT’s final prospectus supplement dated July 16, 2013, filed with the Securities and Exchange Commission on July 16, 2013 and other risks described in documents subsequently filed by AmREIT from time to time with the Securities and Exchange Commission.

Investor Contact

For more information, call Chad Braun, Chief Operating Officer and Chief Financial Officer of AmREIT, at (713) 850-1400. AmREIT is online at www.amreit.com.

AmREIT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	June 30, 2013	December 31, 2012
ASSETS	(unaudited)
Real estate investments at cost:
Land	$144,627	$147,460
Buildings	208,973	222,679
Tenant improvements	14,025	17,386
	367,625	387,525
Less accumulated depreciation and amortization	(34,202)	(39,820)
	333,423	347,705

Acquired lease intangibles, net	14,494	15,976
Investments in Advised Funds	16,867	7,953
Net real estate investments	364,784	371,634

Cash and cash equivalents	1,400	2,992
Tenant and accounts receivable, net	5,047	5,566
Accounts receivable - related party, net	1,076	821
Notes receivable, net	4,226	2,731
Notes receivable - related party, net	7,294	6,748
Deferred costs, net	3,146	3,696
Other assets	2,553	3,206
TOTAL ASSETS	$389,526	$397,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable	$208,486	$218,579
Accounts payable and other liabilities	7,697	9,593
Acquired below-market lease intangibles, net	4,115	3,507
TOTAL LIABILITIES	220,298	231,679

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 0 and 100,000,000 shares authorized as of June 30, 2013 and December 31, 2012, 0 and 11,657,563 shares issued and outstanding as of June 30, 2013, and December 31, 2012, respectively	—	117
Common stock, $0.01 par value, 1,000,000,000 and 900,000,000 shares authorized as of June 30, 2013 and December 31, 2012, 16,178,037 and 16,123,288 shares issued and outstanding as of June 30, 2013, and December 31, 2012, respectively	162	45
Capital in excess of par value	246,009	245,403
Accumulated distributions in excess of earnings	(76,943)	(79,850)
TOTAL STOCKHOLDERS’ EQUITY	169,228	165,715
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$389,526	$397,394

AmREIT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
Rental income from operating leases	$9,912	$8,976	$20,986	$17,905
Advisory services income - related party	872	885	1,715	2,016
Total revenues	10,784	9,861	22,701	19,921

Expenses:
General and administrative	2,070	1,568	4,031	3,063
Property expense	2,671	2,244	5,854	4,506
Legal and professional	261	229	513	450
Real estate commissions	52	53	104	139
Acquisition costs	126	—	126	—
Depreciation and amortization	2,738	2,120	6,037	4,347
Impairment recovery - notes receivable	—	(229)	—	(229)
Total expenses	7,918	5,985	16,665	12,276

Operating income	2,866	3,876	6,036	7,645

Other income (expense):
Gain on sale of real estate acquired for investment	—	—	7,696	—
Interest and other income	154	135	267	237
Interest and other income - related party	53	85	109	157
Income (loss) from Advised Funds	192	(66)	44	(102)
State income tax expense (benefit)	(17)	11	(15)	(5)
Interest expense	(2,267)	(2,595)	(4,760)	(5,229)

Net income	$981	$1,446	$9,377	$2,703

Net income per share of common stock - basic and diluted	$0.06	$0.12	$0.59	$0.23

Weighted average shares of common stock used to compute net income per share, basic and diluted	15,609	11,420	15,600	11,406

Distributions per share of common stock	$0.20	$0.20	$0.40	$0.40

Summary of Operating Results (in thousands except per share data):

	Three months ended June 30,		Six months ended June 30,
Funds from operations (“FFO”)	2013	2012	2013	2012
Net income	$981	$1,446	$9,377	$2,703
Add:
Depreciation of real estate assets - from operations	2,724	2,106	6,010	4,319
Depreciation of real estate assets for nonconsolidated affiliates	292	156	445	313
Less:
Gain on sale of real estate acquired for investment	—	—	(7,696)	—
Total FFO available to stockholders	$3,997	$3,708	$8,136	$7,335

Total FFO per share	$0.25	$0.32	$0.50	$0.63

Core funds from operations (“Core FFO”)
Total FFO available to stockholders	$3,997	$3,708	$8,136	$7,335
Add:
Acquisition costs	126	—	126	—
Acquisition costs for nonconsolidated affiliates	—	—	164	—
Total Core FFO available to stockholders	$4,123	$3,708	$8,426	$7,335

Total Core FFO per share	$0.25	$0.32	$0.52	$0.63

Adjusted funds from operations (“AFFO”)
Total Core FFO available to stockholders	$4,123	$3,708	$8,426	$7,335
Add:
Depreciation of non-real estate assets	14	14	27	28
Amortization of deferred financing costs	98	96	200	190
Stock-based compensation	352	143	619	287
Less:
Straight-line rent and above/below market rent	(206)	(88)	(469)	(177)
Bad debt recoveries related to straight-line rent	(55)	(22)	(51)	(97)
Amortization of above-market debt	(29)	(31)	(58)	(62)
Impairment recoveries - notes receivable	—	(229)	—	(229)
Maintenance capital expenditures	—	(30)	—	(30)
Total AFFO available to stockholders	$4,297	$3,561	$8,694	$7,245

Total AFFO per share	$0.27	$0.31	$0.54	$0.62

Weighted average shares outstanding(1)	16,172	11,653	16,152	11,630

Dividends
Regular common dividends per share	$0.20	$0.20	$0.40	$0.40
Payout ratio - Core FFO	80.0%	62.5%	76.9%	63.5%

(1)

Weighted average shares outstanding reflects the weighted average of all shares of common stock outstanding during the period including our non- vested shares. Weighted average shares of common stock outstanding used to compute net income per share under GAAP pursuant to the “two class method” includes only vested shares of common stock. Our reconciliation of weighted average shares used to compute net income per share, basic and diluted, on our consolidated statements of operations to weighted average shares used to compute FFO per share above is as follows:

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Weighted average shares used to compute net income per share, basic and diluted	15,609	11,420	15,600	11,397
Weighted average shares of restricted common stock oustanding	563	233	552	233
Weighted average shares used to compute FFO per share	16,172	11,653	16,152	11,630

Same Store Property Analysis (in thousands except for number of properties, percentages and per share data):

	Three months ended June 30,
	2013	2012	Change $	Change %
Same store properties (27 properties)
Rental income (1)	$5,735	$5,766	$(31)	(0.5)%
Recovery income (1)	2,067	1,873	194	10.4%
Percentage rent (1)	15	—	15	*
Less:
Property expenses	1,955	1,938	(17)	(0.9)%
Same store net operating income	5,862	5,701	161	2.8%
Same store occupancy at end of period(2)	96.3%	98.3%	n/a	(2.0)%
Non-same store properties (5 properties)
Rental income (1)	1,319	936	383	40.9%
Recovery income (1)	570	313	257	82.1%
Less:
Property expenses	771	329	(442)	(134.3)%
Non-same store net operating income	1,118	920	198	21.5%
Total net operating income	6,980	6,621	359	5.4%

Total occupancy at end of period(2)	95.1%	95.8%	n/a	(0.7)%

Other revenues:	1,285	1,193	92	7.7%

Less other expenses:	7,284	6,368	(916)	(14.4)%

Net income	$981	$1,446	$(465)	(32.2)%

(1)

Rental income from operating leases on the consolidated statements of operations is comprised of rental income, recovery income and percentage rent from same store properties, rental income and recovery income from non-same store properties and amortization of straight-line rents and above/below market rents. For the three months ended June 30, 2013 and 2012, rental income from operating leases was $9,912 and $8,976, respectively.

(2)	Percent occupied is calculated as (i) GLA under commenced leases as of June 30, 2013 or 2012, divided by (ii) total GLA as of such dates, expressed as a percentage.

*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

Same Store Property Analysis, continued (in thousands except for number of properties, percentages and per share data):

	Six months ended June 30,
	2013	2012	Change $	Change %
Same store properties (27 properties)
Rental income (1)	$11,474	$11,496	$(22)	(0.2)%
Recovery income (1)	4,141	3,693	448	12.1%
Percentage rent (1)	29	32	(3)	(9.4)%
Less:
Property expenses	4,093	3,902	(191)	(4.9)%
Same store net operating income	11,551	11,319	232	2.0%

Same store occupancy at end of period(2)	96.3%	98.3%	n/a	(2.0)%

Non-same store properties (5 properties)
Rental income (1)	3,491	1,879	1,612	85.8%
Recovery income (1)	1,362	628	734	116.9%
Percentage rent (1)	20	—	20	*
Less:
Property expenses	1,812	701	(1,111)	(158.5)%
Non-same store net operating income	3,061	1,806	1,255	69.5%
Total net operating income	14,612	13,125	1,487	11.3%

Total occupancy at end of period(2)	95.1%	95.8%	n/a	(0.7)%

Other revenues:	10,256	2,587	7,669	*

Less other expenses:	15,491	13,009	(2,482)	(19.1)%

Net income	$9,377	$2,703	$6,674	*

(1)

Rental income from operating leases on the consolidated statements of operations is comprised of rental income, recovery income and percentage rent from same store properties, rental income and recovery income from non-same store properties and amortization of straight-line rents and above/below market rents. For the six months ended June 30, 2013 and 2012, rental income from operating leases was $20,986 and $17,905, respectively.

(2)	Percent occupied is calculated as (i) GLA under commenced leases as of June 30, 2013 or 2012, divided by (ii) total GLA as of such dates, expressed as a percentage.

*	Percentage change not shown as there is no prior year amount, or such amount is immaterial, and the percentage change is not meaningful.

Summary of Capital Expenditures (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Non-maintenance capital expenditures:
Tenant improvements and leasing commissions	$373	$1,354	$823	$2,151
Development, redevelopment and expansion	830	73	856	405
Total non-maintenance capital expenditures	1,203	1,427	1,679	2,556

Maintenance capital expenditures	—	30	—	30
Total capital expenditures	$1,203	$1,457	$1,679	$2,586

Rental Income from Operating Leases (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Base minimum rent	$7,054	$6,702	$14,965	$13,375
Straight-line rent adjustments	98	40	253	75
Amortization of above/below market rent	108	48	216	102
Percentage rent	15	—	49	32
Recovery income	2,637	2,186	5,503	4,321
Rental income from operating leases	$9,912	$8,976	$20,986	$17,905

Advisory Services Income – Related Party (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Leasing commission income	$138	$101	$280	$316
Brokerage commission income	33	36	33	291
Property management fee income	433	299	797	607
Development fee income	36	238	157	378
Asset management fee income	156	156	311	311
Construction management fee income	76	55	137	113
Advisory services income - related party	$872	$885	$1,715	$2,016

Interest and other income - related party	$53	$85	$109	$157

Reimbursements of administrative costs	$211	$199	$403	$410

Capitalization Data (in thousands, except per share and percent data):

	June 30, 2013		December 31, 2012
Equity capitalization -
Common shares outstanding	16,178		16,123
NYSE closing price(1)	$19.34		$17.15
Total equity capitalization	$312,883		$276,509
Debt capitalization -
Variable rate line of credit	$30,800		$33,500
Fixed rate mortgage loans	177,686		185,079
Variable rate mortgage loans	—		—
Total debt capitalization	208,486		218,579

Total capitalization	$521,369		$495,088
Debt statistics -
Total debt to total capitalization	40.0%		44.1%
Ratio of EBITDA to combined fixed charges(2)	3.75	(3)	2.22

(1)	Represents the last reported price per share of our common stock on the New York Stock Exchange on the applicable date.
(2)

Fixed charges consist of interest expense and scheduled principal payments on borrowed funds (including capitalized interest, but excluding amortization of debt premium). Both EBITDA and fixed charges are calculated for the six months ended June 30, 2013, and December 31, 2012.

(3)	EBITDA includes a gain of $7.7 million on the sale of real estate held for investment. Excluding this gain, the ratio of EBITDA to combined fixed charges is 2.32.

Outstanding Debt and Terms:

AmREIT
Debt Information
(in thousands)

Description	Amount Outstanding 6/30/13	Interest Rate	Annual Debt Service	Maturity Date	% of total	Weighted average rate maturing
Property Mortgages:
500 Lamar	$1,584	6.00%	$95	2/1/2015
Uptown Park	49,000	5.37%	2,631	6/1/2015
2015 Maturities	50,584				24.29%	5.39%

Plaza in the Park	23,250	3.45%	802	1/1/2016
Market at Lake Houston	15,675	5.75%	901	1/1/2016
Cinco Ranch	9,750	3.45%	336	1/1/2016
Southbank - Riverwalk	20,000	5.91%	1,182	6/1/2016
2016 Maturities	68,675				32.98%	4.69%

Bakery Square	1,811	8.00%	145	2/10/2017
2017 Maturities	1,811				0.87%	8.00%

Alpharetta Commons	12,126	4.54%	551	8/1/2018
2018 Maturities	12,126				5.82%	4.54%

Preston Royal Northwest	23,205	3.21%	745	1/1/2020
2020 Maturities	23,205				11.14%	3.21%

Brookwood Village	7,221	5.40%	390	2/10/2022
Uptown Plaza - Dallas	13,804	4.25%	587	8/10/2022
2022 Maturities	21,025				10.10%	4.64%

Corporate debt:

$75.0 million Facility(1)	30,800	(1)	$848	8/1/2015	14.79%	(1)

Total Maturities(2)	$208,226

Fixed-rate debt:
Weighted average fixed rate		4.71%
Weighted average years to maturity		3.9

(1)

The $75.0 million Facility bears interest at LIBOR plus a margin of 205 basis points to 275 basis points, depending on our leverage, and carries a fee equal to 0.35% of the unused portion of the total amount available under the facility. Annual debt service assumes the amount outstanding and interest rates as of June 30, 2013, remain constant.

(2)

Total maturities above are $260 less than total debt as reported in our consolidated balance sheets as of June 30, 2013, due to the premium recorded on above-market debt assumed in conjunction with certain of our property acquisitions.

Interest Expense Detail (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Fixed-rate debt interest expense	$2,105	$2,317	$4,271	$4,648
Variable-rate debt interest expense	25	213	243	453
$75 million Facility unused fee	67	—	104	—
Amortization of deferred loan costs	98	96	200	190
Amortization of above market debt	(28)	(31)	(58)	(62)
Total interest expense	$2,267	$2,595	$4,760	$5,229

Wholly-Owned Property and Tenant Information:

Property	Property Location	Year Built / Renovated	GLA	Percent Occupied(1)	Percent Leased(2)	Annualized Base Rent(3)	Annualized Base Rent per Leased Square Foot(4)	Average Net Effective Annualized Base Rent per Leased Square Foot(5)	Key Tenants
Neighborhood and Community Shopping Centers

Uptown Park	Houston, TX	1999/2005	169,112	94.6%	96.0%	$5,579,458	$34.87	$35.46	Champps, McCormick & Schmicks (owned by Landry’s)

Plaza in the Park	Houston, TX	1999/2009	144,054	97.4%	97.4%	2,768,226	19.74	19.63	Kroger

Preston Royal East	Dallas, TX	1956	107,914	91.8%	93.7%	2,516,420	25.40	27.49	Bank of America, Starbucks, FedEx Office

Preston Royal West	Dallas, TX	1959	122,564	96.2%	96.2%	2,380,265	20.19	22.75	Tom Thumb, Barnes & Noble, Spec’s

Fountain Oaks	Atlanta, GA	1988	160,598	88.7%	88.7%	1,902,889	13.36	13.59	Kroger
Southbank	San Antonio, TX	1995	46,673	98.2%	98.2%	1,701,675	37.14	38.95	Hard Rock Café
The Market at Lake Houston	Houston, TX	2000	101,799	100.0%	100.0%	1,621,043	15.92	16.00	H-E-B, Five Guys

Uptown Plaza - Dallas	Dallas, TX	2006	33,840	100.0%	100.0%	1,457,345	43.07	43.66	Morton’s (owned by Landry’s), Wells Fargo

Alpharetta Commons	Atlanta, GA	1997	94,544	98.7%	98.7%	1,336,478	14.32	14.59	Publix
Cinco Ranch	Houston, TX	2001	97,297	100.0%	100.0%	1,323,664	13.60	13.68	Kroger

Uptown Plaza - Houston	Houston, TX	2002	28,000	100.0%	100.0%	1,315,746	46.99	46.10	CVS/pharmacy, The Grotto (owned by Landry’s)

Bakery Square	Houston, TX	1996	34,614	94.3%	100.0%	917,961	28.13	28.19	Walgreens, Boston Market
Brookwood Village	Atlanta, GA	1941/2000	28,774	87.9%	87.9%	652,164	25.77	26.43	CVS/pharmacy, Subway
Courtyard on Post Oak	Houston, TX	1994	13,597	29.5%	29.5%	260,845	65.00	61.41	Verizon

Woodlands Plaza	Houston, TX	1997/2003	20,018	73.8%	97.9%	364,578	24.68	24.75	FedEx Office, Freebirds World Burrito

Terrace Shops	Houston, TX	2000	16,395	91.3%	100.0%	456,682	30.50	31.34	Starbucks
Sugarland Plaza	Houston, TX	1998/2001	16,750	100.0%	100.0%	408,188	24.37	23.45	Memorial Hermann
500 Lamar	Austin, TX	1998	12,795	100.0%	100.0%	412,083	32.21	32.53	Title Nine Sports
Neighborhood and Community Shopping Centers Subtotal/Weighted Average			1,249,338	94.5%	95.5%	$27,375,710	$23.18	$23.81

Single Tenant (Ground Leases)(6)
CVS/Pharmacy	Houston, TX	2003	13,824	100.0%	100.0%	$327,167	$23.67	$23.67	CVS/pharmacy

Jared The Galleria of Jewelery	Houston, TX	2012	6,057	100.0%	100.0%	180,000	29.72	34.48	Jared The Galleria of Jewelery

Citibank	San Antonio, TX	2005	4,439	100.0%	100.0%	160,000	36.04	36.04	Citibank
Landry’s Seafood	Houston, TX	1995	13,497	100.0%	100.0%	155,677	11.53	12.18	Landry’s Seafood
T.G.I. Friday’s(7)	Hanover, MD	2003	6,802	100.0%	100.0%	148,458	21.83	23.44	T.G.I. Friday’s
Bank of America	Houston, TX	1994	4,251	100.0%	100.0%	129,275	30.41	28.78	Bank of America
Macaroni Grill	Houston, TX	1994	7,825	100.0%	100.0%	96,000	12.27	12.05	Macaroni Grill
T.G.I. Friday’s	Houston, TX	1994	6,543	100.0%	100.0%	96,000	14.67	14.41	T.G.I. Friday’s
Smokey Bones	Atlanta, GA	1998	6,867	100.0%	100.0%	94,922	13.82	13.82	Smokey Bones
Single Tenant (Ground Leases) Subtotal/Weighted Average			70,105	100.0%	100.0%	$1,387,499	$19.79	$20.34

Single Tenant (Fee Simple)(8)
The Container Store	Houston, TX	2011	25,083	100.0%	100.0%	$425,323	$16.96	$17.86	The Container Store
T.G.I. Friday’s	Houston, TX	1982	8,500	100.0%	100.0%	215,000	25.29	25.90	T.G.I. Friday’s
Golden Corral(7)	Houston, TX	1992	12,000	100.0%	100.0%	210,450	17.54	17.54	Golden Corral
Golden Corral(7)	Houston, TX	1993	12,000	100.0%	100.0%	240,282	20.02	19.79	Golden Corral
Sunbelt Rentals	Champaign, IL	2007	12,000	100.0%	100.0%	140,000	11.67	12.72	Sunbelt Rentals
Single Tenant (Fee Simple) Subtotal/Weighted Average			69,583	100.0%	100.0%	$1,231,055	$17.69	$18.23

Portfolio Total/Weighted Average			1,389,026	95.1%	96.0%	$29,994,265	$22.71	$23.33

(1)	Percent occupied is calculated as (i) GLA under commenced leases as of June 30, 2013, divided by (ii) total GLA, expressed as a percentage.

(2)	Percent leased is calculated as (i) GLA under signed leases as of June 30, 2013, divided by (ii) total GLA, expressed as a percentage.

(3)	Annualized base rent is calculated by multiplying (i) monthly base rent as of June 30, 2013, for leases that had commenced as of such date, by (ii) 12.

(4)	Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent, by (ii) GLA under commenced leases as of June 30, 2013.

(5)

Average net effective annualized base rent per leased square foot represents (i) the contractual base rent for commenced leases as of June 30, 2013, calculated on a straight line basis to amortize free rent periods, abatements and contractual rent increases, but without subtracting tenant improvement allowances and leasing commissions, divided by (ii) GLA under commenced leases as of June 30, 2013.

(6)

For single-tenant ground leases, we own and lease the land to the tenant. The tenant owns the building during the term of the lease and is responsible for all expenses relating to the property. Upon expiration or termination of the lease, ownership of the building will revert to us as owner of the land. The weighted average remaining term of our ground leases is 7.5 years.

(7)	The tenants at these properties have rights of first refusal to purchase the property.

(8)

For single-tenant fee simple properties, we own the land and the building, and the tenant is responsible for all expenses relating to the property. The weighted average remaining term of our fee simple leases is 7.9 years.

Summary of Top 25 Tenants:

Rank	Tenant Name	Year to Date Base Rent	Year to Date Annualized Base Rent as a Percentage of Portfolio Annualized Base Rent	Tenant GLA	Percentage of Total GLA
1	Kroger	$ 927,376	6.18%	207,963	14.97%
2	Landry’s Seafood House	625,894	4.17%	38,819	2.79%
3	CVS/pharmacy	611,119	4.07%	37,485	2.70%
4	H-E-B	554,868	3.70%	80,641	5.81%
5	Publix	390,468	2.60%	65,146	4.69%
6	Barnes and Noble	258,932	1.73%	22,453	1.62%
7	Bank of America	257,790	1.72%	8,129	0.59%
8	Hard Rock Café	248,412	1.66%	15,752	1.13%
9	Tom Thumb	240,641	1.60%	29,779	2.14%
10	TGI Friday’s	236,941	1.58%	6,802	0.49%
11	The Container Store	223,994	1.49%	25,019	1.80%
12	Golden Corral	223,942	1.49%	24,000	1.73%
13	Champps Americana	211,168	1.41%	11,384	0.82%
14	Paesanos	203,292	1.36%	8,017	0.58%
15	The County Line	180,893	1.21%	4,614	0.33%
16	Dougherty’s Pharmacy	167,544	1.12%	12,093	0.87%
17	Verizon	151,724	1.01%	5,513	0.40%
18	The Tasting Room	150,678	1.00%	2,000	0.14%
19	Walgreens	149,310	1.00%	15,120	1.09%
20	Spec’s	145,189	0.97%	9,918	0.71%
21	River Oaks Imaging and Diagnostics	134,250	0.90%	10,750	0.77%
22	Howl at the Moon	128,754	0.86%	7,055	0.51%
23	Potbelly	125,660	0.84%	5,458	0.39%
24	Buca Di Beppo	124,896	0.83%	7,573	0.55%
25	M. Penner	117,399	0.78%	6,500	0.47%

Retail Leasing Summary for Comparable Leases(1):

	For the three months ended June 30,		For the six months ended June 30,		For the year ended December 31,
Expirations	2013	2012	2013	2012	2012	2011	2010	2009	2008
Number of leases	19	11	31	17	44	53	50	34	22
GLA	54,171	38,635	78,080	65,833	180,245	187,605	224,578	110,693	75,601
New Leases(1)
Number of leases	2	1	6	2	5	7	11	8	4
GLA	3,410	3,001	11,877	5,413	12,997	14,231	17,737	15,471	7,328
Expiring annualized base rent per square foot	$27.25	$34.00	$24.67	$29.10	$27.22	$28.36	$31.07	$28.31	$23.52
New annualized base rent per square foot	$28.47	$42.50	$31.99	$34.26	$34.84	$30.85	$31.44	$29.64	$21.70
% Change (Cash)	4.5%	25.0%	29.7%	17.7%	28.0%	8.8%	1.2%	4.7%	-7.7%
Renewals(2)
Number of leases	15	8	24	13	30	38	39	24	13
GLA	48,090	34,076	67,097	58,520	115,501	143,324	140,236	86,462	22,464
Expiring annualized base rent per square foot	$23.26	$20.43	$24.45	$20.64	$23.91	$24.92	$26.12	$25.62	$27.05
New annualized base rent per square foot	$25.01	$22.96	$26.23	$22.30	$25.27	$25.74	$27.32	$26.85	$31.53
% Change (Cash)	7.5%	12.4%	7.3%	8.1%	5.7%	3.3%	4.6%	4.8%	16.6%
Combined
Number of leases	17	9	30	15	35	45	50	32	17
GLA	51,500	37,077	78,974	63,933	128,498	157,555	157,973	101,933	29,792
Expiring annualized base rent per square foot	$23.52	$21.53	$24.48	$21.35	$24.24	$25.23	$26.68	$26.03	$26.18
New annualized base rent per square foot	$25.24	$24.54	$27.09	$23.31	$26.24	$26.20	$27.78	$27.27	$29.11
% Change (Cash)	7.3%	14.0%	10.7%	9.2%	8.2%	3.8%	4.1%	4.8%	11.2%

(1)	Comparable leases are defined as renewals or new leases for a space that was not vacant for more than 12 consecutive months prior to lease signing.
(2)	Represents existing tenants that, upon expiration of their leases, enter into new leases for the same space.

Lease Expiration Table:

Year	Number of Expiring Leases	GLA of Expiring Leases	Percent of Total GLA Expiring	ABR of Expiring Leases(1)	Percent of Total ABR Expiring	ABR Per Square Foot(2)
Vacant	—	68,299	4.9%	$—	—	$—
2013	22	64,955	4.7%	1,451,937	4.8%	22.35
2014	55	126,239	9.1%	3,447,899	11.5%	27.31
2015	51	156,770	11.3%	4,424,336	14.7%	28.22
2016	53	152,223	11.0%	4,336,711	14.5%	28.49
2017	36	233,193	16.8%	4,357,145	14.5%	18.68
2018	31	165,753	11.9%	3,230,045	10.8%	19.49
2019	10	38,953	2.8%	966,461	3.2%	24.81
2020	7	30,183	2.2%	932,552	3.1%	30.90
2021	7	103,485	7.4%	1,696,194	5.7%	16.39
2022	10	68,153	4.9%	1,559,198	5.2%	22.88
2023 +	13	180,820	13.0%	3,591,787	12.0%	19.86
Total / Weighted Avg	295	1,389,026		$29,994,265		$22.71

(1)	ABR for expiring leases is calculated by multiplying (i) the monthly base rent as of June 30, 2013, for leases expiring during the applicable period by (ii) 12.
(2)	ABR per square foot is calculated by dividing (i) ABR for leases expiring during the applicable period by (ii) GLA for leases expiring during the applicable period.

Lease Distribution Table:

GLA Range	Number of Expiring Leases	Percentage of Leases	Total GLA	Total Occupied GLA	Percent Occupied	Percentage of Occupied GLA	Annualized Base Rent(1)	Percentage of ABR	ABR Per Occupied Square Foot(2)

2,500 or less	177	60.0%	293,752	253,093	86.2%	19.2%	$7,314,036	24.4%	28.90
2,501 - 5,000	62	21.0%	232,136	218,122	94.0%	16.5%	6,485,209	21.6%	29.73
5,001 - 10,000	34	11.5%	254,205	240,579	94.6%	18.2%	6,828,614	22.8%	28.38
10,000 - 20,000	14	4.8%	178,413	178,413	100.0%	13.5%	4,152,978	13.8%	23.28
greater than 20,000	8	2.7%	430,520	430,520	100.0%	32.6%	5,213,428	17.4%	12.11
Total portfolio	295	100.0%	1,389,026	1,320,727	95.1%	100.0%	$29,994,265	100.0%	22.71

(1)	Annualized base rent is calculated by multiplying (i) the monthly base rent as of June 30, 2013, for leases in the applicable GLA range that had commenced as of such date by (ii) 12.
(2)	ABR per leased square foot is calculated by dividing (i) ABR for leases in the applicable GLA range by (ii) total leased GLA for leases in the applicable GLA range.

Significant Investments Table (in thousands except percent and GLA data):

          Of our Investments in Advised Funds, only our investments in MacArthur Park and Shadow Creek Ranch (which represent 53.4% and 33.3%, respectively of our Investments in Advised Funds balance as of June 30, 2013) comprise greater than 10% of the balance. The table below presents the NOI, debt and property data for these two investments (in thousands except for GLA).

	MacArthur Park		Shadow Creek Ranch
Year acquired	2013		2009
Percent owned	30.0%		10.0%

For the three months ended June 30, 2013:

Revenues	$1,807		$2,528
Expenses	579		763
NOI	$1,228		$1,765

For the six months ended June 30, 2013:

Revenues	$1,907	(1)	$5,022
Expenses	581	(1)	1,497
NOI	$1,326	(1)	$3,525

As of June 30, 2013:

Real estate at cost	$81,171		$106,772
Mortgage obligation	$43,900		$62,953
Debt maturity	04/01/2023		03/01/2015

GLA	406,102		613,109
Percent occupied	84.4%		97.8%
Grocery anchor	Kroger		H.E.B.
Other principal tenants	Michael’s		Academy
	TJ Maxx		Burlington Coat Factory
	Ulta		Hobby Lobby
	Office Depot		Ashley Furniture

(1)

MacArthur Park, which was a wholly-owned AmREIT property, was contributed to a joint venture with Goldman Sachs on March 26, 2013. The table above excludes revenues, expenses and NOI of $1.1 million, $308,000, and $770,000, respectively, related to MacArthur Park for the 2013 period prior to contribution to the joint venture. Such amounts are included in our Statement of Operations and NOI reconciliation included herein.

Definitions

ABR	Annualized base rent.

Adjusted FFO

Core FFO (as defined below) adjusted to exclude non-cash income and expenses that are included in the NAREIT definition of FFO (defined below). There can be no assurance that AFFO presented by AmREIT is comparable to similarly titled measures of other REITs. AFFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity.

Advised Funds

Collectively, our varying minority ownership interests in four high net worth investment funds, one institutional joint venture with Goldman Sachs, one institutional joint venture with J.P. Morgan Investment Management, one institutional joint venture with AEW Capital and one joint venture with two of our high net worth investment funds, MIG III and MIG IV.

Core FFO

FFO in accordance with NAREIT’s definition, adjusted to exclude items that management believes do not reflect our ongoing operations, such as acquisition expenses, non-recurring asset write-offs and recoveries, expensed issuance costs and gains on the sale of real estate held for resale. Management believes that such items therefore affect the comparability of our period-over-period performance with similar REITs.

EBITDA

Earnings before interest, income taxes, depreciation and amortization. Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income. We define EBITDA as GAAP net income, plus interest expense, state or federal income taxes and depreciation and amortization. Management believes that EBITDA provides useful information to the investment community about our operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of our overall financial performance since it does not reflect depreciation and amortization, interest expense, provision for income taxes, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, our EBITDA may not be comparable to other REITs. Below is a reconciliation of net income to EBITDA:

		Six months ended
		June 30, 2013	December 31, 2012
	Net income	$9,377	$1,757
	Interest expense	4,760	5,022
	State income taxes	15	30
	Depreciation and amortization	6,037	4,537
	EBITDA	$20,189	$11,346

FFO

Funds from operations, as defined by NAREIT, which includes net income (loss) computed in accordance with GAAP, excluding gains, losses or impairments on properties held for investment, plus real estate related depreciation and amortization, and after adjustments for similar items recorded by our Advised Funds.

GLA	Gross leasable area.

NAREIT	National Association of Real Estate Investment Trusts.

NOI

Net operating income, defined as operating revenues (rental income, tenant recovery income, percentage rent, excluding straight-line rental income and amortization of acquired above- and below-market rents) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line rent bad debt expense). Below for a reconciliation of net income to NOI:

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

Net income	$981	$1,446	$9,377	$2,703
Adjustments to add/(deduct):
Amortization of straight-line rents and above/below-market rents(1)	(206)	(88)	(469)	(177)
Advisory services income - related party	(872)	(885)	(1,715)	(2,016)
Gain on sale of real estate acquired for investment	—	—	(7,696)	—
Interest and other income	(154)	(135)	(267)	(237)
Interest and other income - related party	(53)	(85)	(109)	(157)
Straight-line rent bad debt recoveries(2)	(55)	(23)	(51)	(97)
General and administrative	2,070	1,568	4,031	3,063
Legal and professional	261	229	513	450
Real estate commissions	52	53	104	139
Acquisition costs	126	—	126	—
Depreciation and amortization	2,738	2,120	6,037	4,347
Impairment recovery - notes receivable	—	(229)	—	(229)
Loss (income) from Advised Funds	(192)	66	(44)	102
State income tax expense (benefit)	17	(11)	15	5
Interest expense	2,267	2,595	4,760	5,229
Net operating income	$6,980	$6,621	$14,612	$13,125

(1)	Included in rental income from operating leases as presented on our consolidated statements of operations.
(2)	Included in property expense on our consolidated statements of operations.